News Release

FOR IMMEDIATE RELEASE


Contacts:
Jerome I. Feldman                              Scott N. Greenberg
Chairman & CEO                                 President & CFO
(914) 249-9750                                 (914) 249-9729


          GP STRATEGIES RAISES $7.5 MILLION FROM NOTE AND WARRANT SALE
             TO GABELLI FUNDS AND ENTERS INTO NEW BANKING FACILITY
         THE COMPANY WILL PROCEED WITH ITS PREVIOUSLY ANNOUNCED SPIN-OFF

        GP Strategies Reports Results for the Quarter Ended June 30, 2003 U.S. Government Accounts for Approximately 40% of General Physics Revenue


NEW YORK, August 15, 2003--GP Strategies Corporation (NYSE: GPX), a leader in workforce development and technical training, today announced that it has raised $7.5 million from a note and warrant sale to certain Gabelli Funds and has entered into a new banking facility, and also reported its results for the quarter ended June 30, 2003.

On August 14, 2003, the Company sold $7,500,000 principal amount of its 6% Conditional Subordinated Notes due 2008 and five-year warrants to purchase 937,500 shares of the Company's common stock at a purchase price of $8.00 per share to mutual funds managed by Gabelli Funds, LLC for aggregate consideration of $7,500,000.

Also on August 14, 2003, General Physics, a wholly-owned subsidiary of the Company, entered into a new $25 million revolving credit facility with Wachovia Bank, National Association. The credit agreement is secured by certain of the assets of General Physics, SkillRight subsidiary, and accounts receivable of MXL. The credit agreement is also supported by an unsecured guaranty from the Company. There is currently approximately $15.0 million outstanding under the facility. In addition, the Company currently has cash and marketable securities in excess of $2.0 million.

The proceeds of the Gabelli and Wachovia transactions were used to repay the Company's existing credit facility and for working capital.

Jerome I. Feldman, the Company's Chairman and Chief Executive Officer, stated "I am pleased that the Gabelli Funds has made this investment in the Company and that Wachovia has entered into a new credit agreement with the Company. Now that our refinancing has been completed, we can turn our attention to finalizing the previously announced spin-off of National Patent. The U.S. government now represents approximately 40% of General Physics revenue and we continue to expand our marketing efforts on our domestic preparedness initiatives."

The Company also reported its results for the quarter ended June 30, 2003.

Net sales were $36.0 million for the quarter ended June 30, 2003 compared to $36.1 million for the quarter ended March 31, 2003 and $39.2 million for the quarter ended June 30, 2002. The slight decrease in net sales from the first quarter of 2003 reflects a small reduction in net sales by the Company's MXL subsidiary, offset by a slight increase in net sales by General Physics. The decline in net sales from the second quarter of 2002 was primarily attributable to reduced revenue from the automotive sector.

For the quarter ended June 30, 2003, the pretax loss was $2.2 million, as compared to pretax income of $0.2 million for the quarter ended June 30, 2002.

During the second quarter of 2003, the Company incurred an expense for an executive incentive compensation bonus of $1.0 million, a non-cash expense on a debt conversion agreement for $.6 million, and a restructuring charge of $.2 million.

Results for the quarter ended June 30, 2002 reflect a gain on the sale of marketable securities of $.8 million and a non-cash credit on a deferred compensation plan of $.3 million offset by a non-cash equity loss from HydroMed Sciences of approximately $.6 million.

About GP Strategies Corporation

GP Strategies, whose principal operating subsidiary is General Physics Corporation, is a NYSE listed company (GPX). General Physics is a workforce development company that improves the effectiveness of organizations by providing training, management consulting, e-Learning Solutions and engineering services that are customized to meet the specific needs of clients. Programs have been developed for service managers and executives, engineers, sales associates, plant operators, the maintenance and purchasing workforces and information technology professionals in the public and private sectors in North and South America, Europe and Asia. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics may be found at www.gpworldwide.com.

The company has scheduled an investor conference call at 10:00 a.m. EDT on Friday, August 15th. The dial-in number for the live conference call will be 800-230-1951 (612-332-0226 outside the United States). A telephone replay of the call will also be available beginning at 5:30 p.m. EDT today. To listen to the replay, dial 800-475-6701 (320-365-3844 outside the United States) and enter pass code number 696099.

The forward-looking statements contained herein reflect GP Strategies' management's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of GP Strategies, including, but not limited to those risks and uncertainties detailed in GP Strategies' periodic reports and registration statements filed with the Securities and Exchange Commission.

                                  TABLES FOLLOW

An unaudited comparative summary of GP Strategies' consolidated net sales and net (loss) income for the quarters ended June 30, 2003, March 31, 2003, and June 30, 2002 is as follows (in thousands):




                                                                             Three Months Ended
                                                                --------------------------------------------------
                                                                  June 30,            March 31,           June 30,
                                                                     2003               2003                2002
                                                                 ---------          -----------          ---------


General Physics                                                     $33,986            $33,871             $36,528
Other                                                                 2,052              2,216               2,714
                                                                   --------          ---------            --------
Net Sales                                                           $36,038            $36,087             $39,242
                                                                    =======            =======             =======


                                                                          Three Months Ended
                                                                --------------------------------------------------
                                                                  June 30,            March 31,           June 30,
                                                                     2003               2003                2002
                                                                 ---------          -----------          ---------


Net Sales                                                           $36,038            $36,087            $ 39,242
Cost of sales                                                        31,725             32,259              34,337
                                                                     ------           --------            --------
Gross margin                                                          4,313              3,828               4,905
                                                                    -------           --------           ---------

Executive incentive compensation bonus                               (1,000)             -                   -
Non-cash debt conversion expense, net                                  (622)             -                   -
Other selling, general & administrative expense                      (4,741)            (4,423)             (4,737)
                                                                     -------          ---------             -------
Total selling, general & administrative expenses                     (6,363)            (4,423)             (4,737)
                                                                     -------          ---------          ----------

Interest expense                                                       (592)              (596)               (675)

Investment and other income (loss), net (1)                             502                160                (303)

Gain on marketable securities                                           138                 74                 846

Restructuring (charge) reversal                                        (218)               -                   140
                                                                   ---------         ----------          ---------

(Loss) income before income taxes                                    (2,220)              (957)                176

Income tax (expense) benefit                                           (646)               254                (113)
                                                                   ---------          --------          ----------

Net (loss) income                                                   $(2,866)           $  (703)        $        63
                                                                    ========           --------        ===========

Net loss per share:
Basic and diluted (2)                                              $   (.17)          $  (.04)         $     (.01)
                                                                   =========          ========         ===========

Dividends per share                                                  none               none               none
                                                                  ==========         ==========        ============

(1) Other Income includes approximately $0.5 million for the quarter ended June 30, 2003 relating to a warrant received by the Company in a Hydro Med Private Placement Agreement.
(2) Includes an addition to the put obligation of $0.2 million for the quarter ended June 30, 2002, deemed to be a dividend for the purposes of the basic and diluted (loss) income per share calculation.

An unaudited comparative summary of GP Strategies' consolidated net sales and net loss (income) for the six months ended June 30, 2003 and June 30, 2002 is as follows (in thousands):


                                                                                 Six months
                                                                                ended June 30,
                                                                        2003                        2002
                                                                   ---------                   ---------
General Physics                                                     $ 67,857                    $ 73,998
Other                                                                  4,268                       5,470
                                                                   ---------                    --------
Net sales                                                           $ 72,125                    $ 79,468
                                                                    ========                    ========


                                                                                  Six months
                                                                               ended June 30,
                                                                       2003                         2002
                                                                    -------                      ---------

Net sales                                                           $72,125                     $ 79,468
Cost of sales                                                        63,984                       69,115
                                                                   --------                       ------
Gross margin                                                          8,141                       10,353
                                                                  ---------                       ------

Executive incentive compensation bonus                               (1,000)                           -
Non-cash debt conversion expense, net                                  (622)                           -
Other selling, general & administrative expense                      (9,164)                      (9,277)
                                                                   ---------                      -------
Total selling, general & administrative expenses                    (10,786)                      (9,277)
                                                                    --------                      -------

Interest expense                                                     (1,188)                      (1,429)

Investment and other income (loss), net (1)                             662                          (738)

Gain on marketable securities                                           212                         1,286

Restructuring (charge) reversal                                        (218)                          354
                                                                  ----------                    ---------

(Loss) income before income taxes                                    (3,177)                          549

Income tax expense                                                     (392)                         (281)
                                                                  ----------                    ---------

Net (loss) income                                                   $(3,569)                    $     268
                                                                    ========                    =========

Net loss per share
 Basic and diluted (2)                                            $    (.21)                     $         -
                                                                  ==========                     ===========

Dividends per share                                                   none                           none
                                                                  ==========                    ==========

(1) Other Income includes approximately $0.5 million for the six months ended June 30, 2003 relating to a warrant received by the Company in a Hydro Med Private Placement Agreement.
(2) Includes an addition to the put obligation of $0.3 million for the six months ended June 30, 2002, deemed to be a dividend for the purposes of the basic and diluted (loss) income per share calculation.


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